Child, Van Wagoner & Bradshaw PLCC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes	Child, Van Wagoner & Bradshaw, PLLC 5296 South Commerce Drive, Suite 300 Salt Lake City, Utah 84107-5370 (801) 281-4700

December 4, 2007

Securities and Exchange Commission 1000 F Street, NE Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC was previously principal accountant for MyStarU.com (formerly Telecom Communications, Inc.) the "Company" and reported on the financial statements of the Company for the year ended September 30, 2006.  We have read the Company's statements included under Item 4.01 of its Form 8-K dated October 31, 2007, and agree with such statements as they pertain to our firm.

Very truly yours,
/s/ Child, Van Wagoner & Bradshaw, PLLC
1284 W. Flint Meadow Dr. #D	Child Van Wagoner & Bradshaw, PLLC
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. # 300
(53rd So. @ 1-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net